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                                                                    EXHIBIT 10.1

      [INDUS INTERNATIONAL, INC. LOGO]

                               INDUS INTERNATIONAL

                 MANAGEMENT COUNCIL INCENTIVE COMPENSATION PLAN

                                       AND

                             FORM OF PLAN AGREEMENT

                                INCENTIVE PERIOD:
                         APRIL 1, 2004 - MARCH 31, 2005

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            [INDUS INTERNATIONAL, INC. LOGO]

      1.    PLAN PURPOSE

      The Management Council Incentive Compensation Plan (the "Plan") has been established to provide performance incentives for Management Council ("MC") members of Indus International, Inc. and its subsidiaries (the "Company" or "Indus"). Your participation in the Plan reflects the importance of your position and the impact your performance can have on the success of Indus. The purpose of the Plan is to provide motivation to members of the MC to achieve the recognized Software License Fees and Adjusted Operating Income(1) objectives set by executive management and approved by the Compensation Committee of the Board of Directors. The Plan is also an important part of your total compensation package. The Plan provides you with an opportunity to earn income beyond your base pay and benefits - according to Company financial success.

      2.    DEFINITION OF TERMS

      AWARD - The cash payment that goes to Participants. The Award is calculated as a percentage of the Participant's base salary as of March 31, 2005.

      PARTICIPANT - The MC member selected to participate in this Plan who executes this Plan document.

      PLAN YEAR - April 1, 2004 - March 31, 2005. The Plan Year is also referred to as fiscal 2005 or FY'05

      3.    AWARD MEASUREMENTS:

      MAXIMUM AWARD OPPORTUNITY - __ % OF PARTICIPANTS BASE SALARY AS OF MARCH 31, 2005

      WEIGHTING - Your Award will be based on two weighted performance levels, as follows:

           Achievement of target recognized Software Licensed Fees       55%
           Achievement of target Adjusted Operating Income               45%

      (1)Adjusted Operating Income means the Company's Operating Income, less any Board approved restructuring expenses, and prior to any management bonuses.

      FY'05 FINANCIAL GOALS:

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            [INDUS INTERNATIONAL, INC. LOGO]

                                                     % OF COMPONENT AWARD
        COMPONENTS                        TARGET         OPPORTUNITY
        ----------                        ------         -----------
RECOGNIZED SOFTWARE LICENSE FEES            *                 33%
                                            *                100%

ADJUSTED OPERATING INCOME                   *                 33%
                                            *                100%

      BONUS OPPORTUNITY FOR ATTAINMENT OF GOALS WITHIN THE SPECIFIED RANGES WILL BE PRO-RATED ON A RELATIVE BASIS BETWEEN 33% AND 100% OF THE MAXIMUM AWARD OPPORTUNITY.

      SEE ATTACHMENT ENTITLED "MANAGEMENT COUNCIL BONUS SUMMARY" FOR EXAMPLE CALCULATIONS.

      4.      PAYMENT OF AWARD

      - Participant will be eligible to receive an Award if Indus achieves one or both of the Goals set forth above.

      - Determination as to whether a Goal has been met will be based on the Company's audited financial statements for FY '05.

      - Amount of any Award payout is calculated as a percentage of Participant's base salary at the end of the fiscal year, subject to the weighting schedule for the Goals set forth above.

      - If one Goal is met, but not the other, Participant will be eligible to receive an Award according to the weighting schedule set forth above. For example, if the recognized Software License Fees Goal is met, but the Adjusted Operating Income Goal is not, the Participant will be eligible to receive up to 55% of his or her Award opportunity.

      - Award will be paid, if at all, following the conclusion of FY'05 and completion of the Company's FY'05 audit

               => Payout anticipated on/or about May 31, 2005.

      - Participant must be an employee of Indus when Awards are paid to be eligible to receive the Award.

      - In the event of any acquisition, divestiture or recapitalization involving the Company the Compensation Committee of the Board of Directors shall have the authority and discretion to adjust the FY'05 Goals in a manner that is equitable to the Company and the Participant.

      5.      GENERAL AND ADMINISTRATIVE

----------
* This material has been omitted pursuant to a request for confidential treatment filed with the SEC, and this material has been filed separately with the SEC.

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            [INDUS INTERNATIONAL, INC. LOGO]

      A. No Award will be paid unless the Participant has executed copy of this Plan document acknowledging and accepting the terms set forth herein.

      B. Nothing in this Plan document shall be construed to create or imply the existence of a contract of employment between the Participant and the Company. Participant acknowledges and understands he or she remains an "at-will" employee, that the Company can terminate his or her employment at any time with or without cause, and participation in this Plan does not constitute a promise of continued employment.

      C. The Company, acting through the Compensation Committee of the Board of Directors, shall have the authority to terminate, suspend, or amend this Plan at any time with written notice to the Participant. Oral changes shall not be valid.

      D. The Plan is established under the authority of the Compensation Committee of the Board of Directors and is intended for MC members, with some exceptions (such as MC members already on an incentive compensation plan). MC members are selected by the Chief Executive Officer and can be removed from the MC at his discretion. If the Participant is removed from the MC for any reason, this Plan shall terminate as to that Participant.

      E. This Plan is for the fiscal year ending March 31, 2005 only. Participation during fiscal year 2005 does not mean that participation is assured for subsequent fiscal years.

      F. The Compensation Committee of the Board of Directors shall have the discretion and authority to interpret this Plan. The Compensation Committee's interpretation of the Plan, any Awards granted under the Plan, and all decisions and determinations by the Compensation Committee with respect to the Plan are final, binding and conclusive on all parties.

      AGREEMENT

      Your signature indicates your acknowledgment and acceptance of this Compensation Plan.

      Participant                         Indus International, Inc.

      Name______________________          By /s/ Gregory J. Dukat

      Signature_________________          Gregory J. Dukat, President and Chief
                                          Executive Officer

      Date______________________          Date___________________

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